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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF INTERPOINT CORPORATION

                    ADVANCED DIGITAL INFORMATION CORPORATION

                                  ADIC EUROPE

                         INTERPOINT TAIWAN CORPORATION

                            INTERPOINT (UK) LIMITED

                                INTERPOINT SARL

                                INTERPOINT GMBH

                             INTERPOINT TRADE CORP.